UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 1, 2017, Omega Protein Corporation (the “Company”) issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.05 per share. The dividend is payable on June 15, 2017 to shareholders of record at the close of business on May 25, 2017. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subsequent dividend declarations and the establishment of record and payment dates for such future dividend payments, if any, are subject to the Board of Directors’ continuing determination that the dividend policy is in the best interests of the Company’s shareholders as well as compliance with applicable legal requirements. The dividend program may be suspended or cancelled at the discretion of the Board of Directors at any time.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of business acquired.

None.

(b)      Pro Forma Financial Information.

None.

(c)      Shell Company Transactions.

None.

(d)      Exhibits.

99.1	Text of Press Release dated May 1, 2017 titled “Omega Protein Declares Quarterly Dividend”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 1, 2017	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel